Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-238492) pertaining to the Onto Innovation Inc. 2020 Employee Stock Purchase Plan.

of our reports dated February 26, 2024, with respect to the consolidated financial statements of Onto Innovation Inc. and the effectiveness of internal control over financial reporting of Onto Innovation Inc. included in this Annual Report (Form 10-K) of Onto Innovation Inc. for the year ended December 30, 2023.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 26, 2024